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                                                                   EXHIBIT 1(b)







                                PROPOSED FORM OF
                            DEALER-MANAGER AGREEMENT
                                       FOR
                               BRYAN FUNDING, INC.


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                               BRYAN FUNDING, INC.
                            DEALER-MANAGER AGREEMENT

                                TABLE OF CONTENTS



                                                                                                             PAGE
1.       Description of Units..................................................................................1
2.       Representations, Warranties and Agreements of the Managing General Partner............................1
3.       Grant of Authority to the Dealer-Manager..............................................................2
4.       Compensation and Fees.................................................................................2
5.       Covenants of the Managing General Partner.............................................................3
6.       Representations and Warranties of Dealer-Manager......................................................3
7.       State Securities Registration.........................................................................6
8.       Expense of Sale.......................................................................................7
9.       Conditions of Your Duties.............................................................................7
10.      Conditions of the Managing General Partner's Duties...................................................7
11.      Indemnification.......................................................................................7
12.      Representations and Agreements to Survive Delivery....................................................8
13.      Termination...........................................................................................8
14.      Notices...............................................................................................8
15.      Format of Checks/Escrow Agent.........................................................................9
16.      Transmittal Procedures................................................................................9
17.      Parties...............................................................................................9
18.      Relationship..........................................................................................9
19.      Effective Date.......................................................................................10
20.      Entire Agreement, Waiver.............................................................................10


Exhibit A - Escrow Agreement
Exhibit B - Selling Agent Agreement












                                                 i

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                                                                   EXHIBIT 1(b)

                               BRYAN FUNDING, INC.

                            DEALER-MANAGER AGREEMENT
                                 (Best Efforts)




       RE:        ATLAS AMERICA PUBLIC #9 LTD.


Bryan Funding, Inc.
393 Vanadium Road
Pittsburgh, Pennsylvania 15243

Gentlemen:

       The undersigned, Atlas Resources, Inc. (the "Managing General Partner"), on behalf of ATLAS AMERICA PUBLIC #9 LTD., hereby confirms its agreement with you as Dealer-Manager as follows:

1. DESCRIPTION OF UNITS. The Managing General Partner has formed a limited partnership known as Atlas America Public #9 Ltd. (the "Partnership"), which will issue and sell Units of Participation in the Partnership (the "Units") at a price of $10,000 per Unit. Subject to the receipt and acceptance by the Managing General Partner of the minimum Partnership Subscription of 100 Units ($1,000,000), there will be two closings, which are tentatively set for November 1, 2000 (the "Initial Closing Date"), and December 31, 2000.

        No subscriptions to the Partnership will be accepted after receipt of the maximum Partnership Subscription of $15,000,000 or December 31, 2000, whichever event occurs first (the "Offering Termination Date").

2. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE MANAGING GENERAL PARTNER. The Managing General Partner represents and warrants to and agrees with you that:

        (a) The Units have been or will be registered with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act").

        (b) The Managing General Partner shall provide to you for delivery to all offerees and purchasers and their representatives such information and documents as the Managing General Partner deems appropriate to comply with the Act and applicable state securities ("blue sky") laws.

        (c) The Units when issued will be duly authorized and validly issued as set forth in the Amended and Restated Certificate and Agreement of Limited Partnership of the Partnership ("Partnership Agreement") set forth as Exhibit (A) to the offering circular (the "Prospectus") and subject only to the rights and obligations set forth in the Partnership Agreement or imposed by the laws of the state of formation of the Partnership or of any jurisdiction to the laws of which the Partnership is subject.

        (d) The Partnership was duly formed pursuant to the laws of the Commonwealth of Pennsylvania and is validly existing as a limited partnership in good standing under the laws of Pennsylvania with full power and authority to own its properties and conduct its business as described in the Prospectus. The Partnership will be qualified to do business as a limited partnership or similar entity offering limited liability in those jurisdictions where the Managing General Partner deems such qualification necessary to assure limited liability of the limited partners.

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        (e)      The Prospectus, as heretofore or hereafter supplemented or amended, does not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

3. GRANT OF AUTHORITY TO THE DEALER-MANAGER. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Managing General Partner hereby appoints you as the Dealer-Manager for the Partnership and gives you the exclusive right to solicit subscriptions for the Units in the states of Minnesota and New Hampshire only, on a "best efforts" basis, subject to the terms and conditions set forth herein. In the states of Minnesota and New Hampshire only you agree to use your best efforts to effect such sales and to form and manage a selling group composed of soliciting broker-dealers ("Selling Agents"), each of which shall be a member of the National Association of Securities Dealers, Inc. ("NASD"), pursuant to "Selling Agent Agreements" in substantially the form attached hereto as Exhibit "B."

        The Managing General Partner shall have three business days after the receipt of an executed Selling Agent Agreement to refuse that Selling Agent's participation.

4.      COMPENSATION AND FEES.

        (a) As Dealer-Manager you will receive from the Partnership the following fees based on the amount of the Agreed Subscription on each Unit sold to investors who are situated and/or residents in the states of Minnesota and New Hampshire:

                 (i)      a 2.5% Dealer-Manager fee;

                 (ii)     a 7.0% Sales Commission;

                 (iii)    a .5% reimbursement of marketing expenses; and

                 (iv) a .5% reimbursement of the Selling Agents' bona fide accountable due diligence expenses.

                 The 7.0% Sales Commission, the .5% reimbursement of marketing expenses and the .5% reimbursement of bona fide accountable due diligence expenses will be reallowed to the Selling Agents. The 2.5% Dealer-Manager fee will be reallowed to the wholesalers for Agreed Subscriptions obtained through the wholesalers' effort.

        (b) Pending receipt and acceptance by the Managing General Partner of the minimum Partnership Subscription ($1,000,000 excluding any optional subscription by the Managing General Partner and its Affiliates), all proceeds received by you from the sale of Units will be held in a separate interest bearing escrow account as provided in Section 15.

                 Unless at least the minimum Partnership Subscription of $1,000,000 is received on or before December 31, 2000, the offering shall be terminated, in which event no fee shall be payable to you and all funds advanced by purchasers shall be returned to them with interest earned. In addition, you shall deliver a termination letter in the form provided to you by the Managing General Partner to each such subscriber and to each of the offerees previously solicited by you and the Selling Agents in connection with the offering of the Units.

        (c) The fees set forth in Section 4(a), which shall be reallowed by you to the Selling Agents which made the sale and the wholesalers, will be paid to you within five business days after at least the minimum Partnership Subscription ($1,000,000) has been received and accepted by the Managing General Partner and the subscription proceeds have been released to the Managing General Partner from the escrow account. Thereafter, such fees will be paid to you and reallowed to the Selling Agents and wholesalers as described in the previous sentence approximately every two weeks until the Offering Termination Date and all your remaining fees shall be paid by the Managing General Partner no later than 14 business days after the Offering Termination Date.

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        (d)      Notwithstanding the foregoing, Registered Investment Advisors and their clients may subscribe to Units without paying the Sales Commissions and reimbursement of marketing expenses and bona fide accountable due diligence expenses, and their Agreed Subscriptions will be subject only to the 2.5% Dealer-Manager fee.

                 Also, the Managing General Partner, its officers and directors and Affiliates, and the Selling Agents may subscribe to Units without paying the Dealer-Manager fee, Sales Commissions and the reimbursement of marketing expenses and the Selling Agents' bona fide accountable due diligence expenses.

5. COVENANTS OF THE MANAGING GENERAL PARTNER. The Managing General Partner covenants and agrees that:

        (a) The Managing General Partner will deliver to you ample copies of the Prospectus and of all amendments or supplements thereto, heretofore or hereafter made, including all exhibits and other documents included therein.

        (b) If any event affecting the Partnership or the Managing General Partner shall occur which in the opinion of the Managing General Partner should be set forth in a supplement to or an amendment of the Prospectus, then the Managing General Partner will forthwith at its own expense prepare and furnish to you a sufficient number of copies of a supplement or amendment to the Prospectus so that it, as so supplemented or amended, will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

6. REPRESENTATIONS AND WARRANTIES OF DEALER-MANAGER. You, as the Dealer-Manager, represent and warrant to the Managing General Partner that:

        (a) You are a corporation duly organized, validly existing and in good standing under the laws of the state of your formation or of any jurisdiction to the laws of which you are subject, with all requisite power and authority to enter into this Agreement and to carry out your obligations hereunder.

        (b) This Agreement when accepted and approved will be duly authorized, executed and delivered by you and will be a valid and binding agreement on your part in accordance with its terms.

        (c) The consummation of the transactions contemplated by this Agreement and the Prospectus will not result in any breach of any of the terms or conditions of, or constitute a default under your Articles of Incorporation, Bylaws, any indenture, agreement or other instrument to which you are a party, or violate any order applicable to you of any court or any federal or state regulatory body or administrative agency having jurisdiction over you or over your affiliates.

        (d) You are duly registered pursuant to the provisions of the Securities Exchange Act of 1934 (the "Act of 1934") as a dealer and you are a member in good standing of the NASD. You are duly registered as a broker-dealer in the states in which you are required to be registered in order to carry out your obligations as contemplated by this Agreement and the Prospectus. You agree to maintain all the foregoing registrations in good standing throughout the term of the offer and sale of the Units and you agree to comply with all statutes and other requirements applicable to you as a broker-dealer pursuant to those registrations.

        (e) Pursuant to your appointment as Dealer-Manager, you shall use your best efforts to exercise the supervision and control that you deem necessary and appropriate to the activities of you and the Selling Agents to comply with all the provisions of the Act, insofar as the Act applies to your and their activities hereunder. Further, you and the Selling Agents shall not engage in any activity which would cause the offer and/or sale of Units not to comply with the Act, the Act of 1934 and the applicable rules and regulations of the Commission, the applicable state securities laws and regulations, this Agreement and the NASD Conduct Rules including Rules 2730, 2740, 2420, 2750, and Rules 2810(b)(2) and (b)(3), which provide as follows:

                 Sec. (b)(2)
                 SUITABILITY

                          (A) A member or person associated with a member shall not underwrite or participate in a public offering of a direct participation program unless standards of suitability have been established by the program for participants therein and such standards are fully disclosed in the prospectus and are consistent with the provisions of subparagraph (B) of this section.

                          (B) In recommending to a participant the purchase, sale or exchange of an interest in a direct participation program, a member or person associated with a member shall:

                                   (i)     have reasonable grounds to believe,
                                           on the basis of information obtained
                                           from the participant concerning his
                                           investment objectives, other
                                           investments, financial situation and
                                           needs, and any other information
                                           known by the member or associated
                                           person, that:

                                           (a)      the participant is or will
                                                    be in a financial position
                                                    appropriate to enable him
                                                    to realize to a significant
                                                    extent the benefits
                                                    described in the
                                                    prospectus, including the
                                                    tax benefits where they are
                                                    a significant aspect of the
                                                    program;

                                           (b)      the participant has a fair
                                                    market net worth sufficient
                                                    to sustain the risks
                                                    inherent in the program,
                                                    including loss of
                                                    investment and lack of
                                                    liquidity; and

                                           (c)      the program is otherwise
                                                    suitable for the
                                                    participant; and

                                   (ii)    maintain in the files of the member
                                           documents disclosing the basis upon
                                           which the determination of
                                           suitability was reached as to each
                                           participant.

                          (C)      Notwithstanding the provisions of
                                   subparagraphs (A) and (B) hereof, no member shall execute any transaction in a direct participation program in a discretionary account without prior written approval of the transaction by the customer.

                 Sec. (b)(3)
                 DISCLOSURE

                          (A) Prior to participating in a public offering of a direct participation program, a member or person associated with a member shall have reasonable grounds to believe, based on information made available to him by the sponsor through a prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating the program.

                          (B) In determining the adequacy of disclosed facts pursuant to subparagraph (A) hereof, a member or person associated with a member shall obtain information on material facts relating at a minimum to the following, if relevant in view of the nature of the program:

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                                   (i)      items of compensation;

                                   (ii)     physical properties;

                                   (iii)    tax aspects;

                                   (iv)     financial stability and experience
                                            of the sponsor;

                                   (v)      the program's conflicts and risk
                                            factors; and

                                   (vi)     appraisals and other pertinent
                                            reports.

                          (C) For purposes of subparagraphs (A) and (B) hereof, a member or person associated with a member may rely upon the results of an inquiry conducted by another member or members, provided that:

                                   (i)      the member or person associated
                                            with a member has reasonable
                                            grounds to believe that such
                                            inquiry was conducted with due
                                            care;

                                   (ii)     the results of the inquiry were
                                            provided to the member or person
                                            associated with a member with the
                                            consent of the member or members
                                            conducting or directing the
                                            inquiry; and

                                   (iii)    no member that participated in the
                                            inquiry is a sponsor of the program
                                            or an affiliate of such sponsor.

                          (D) Prior to executing a purchase transaction in a direct participation program, a member or person associated with a member shall inform the prospective participant of all pertinent facts relating to the liquidity and marketability of the program during the term of investment.

        (f) You and the Selling Agents have received copies of the Prospectus relating to the Units and you and the Selling Agents have relied only on the statements contained in the Prospectus and not on any other statements whatsoever, either written or oral, with respect to the details of the offering of Units.

        (g) You and the Selling Agents agree that you and the Selling Agents shall not place any advertisement or other solicitation with respect to the Units (including without limitation any material for use in any newspaper, magazine, radio or television commercial, telephone recording, motion picture, or other public media) without the prior written approval of the Managing General Partner, and without the prior written approval of the form and content thereof by the Commission, the NASD and the securities authorities of the states where such advertisement or solicitation is to be circulated. Any such advertisements or solicitations shall be at your expense.

        (h) If a supplement or amendment to the Prospectus is prepared and delivered to you by the Managing General Partner, you agree and shall require any Selling Agent to agree to distribute each such supplement or amendment to the Prospectus to every person who has previously received a copy of the Prospectus from you and/or the Selling Agent and you further agree and shall require any Selling Agent to further agree to include such supplement or amendment in all future deliveries of any Prospectus.

        (i) You agree to advise the Managing General Partner in writing of each state in which you and the Selling Agents propose to offer or sell the Units and you shall not nor shall you permit any Selling Agent to offer or sell Units in any state until such time as you shall have been advised in writing by the Managing General Partner, or the Managing General Partner's special counsel, that such offer or sale has been qualified in such state or is exempt from the qualification requirements imposed by such state or such qualification is otherwise not required.

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        (j)      In connection with any offer or sale of the Units, you agree and shall require any Selling Agent to agree to comply in all respects with statements set forth in the Prospectus and the Partnership Agreement and you agree and shall require any Selling Agent to agree not to make any statement inconsistent with the statements in the Prospectus or the Partnership Agreement. You further agree and shall require any Selling Agent to further agree that you shall not provide and shall require any Selling Agent not to provide any written information, statements or sales literature other than the Prospectus, the Managing General Partner's corporate profile and a brochure entitled "Atlas America Public #9 Ltd." (the corporate profile and the brochure collectively referred to herein as the "Brochure"), and any supplements or amendments thereto unless approved in writing by the Managing General Partner. Further, you agree and shall require any Selling Agent to agree not to make any untrue or misleading statements of a material fact in connection with the Units.

        (k) You agree to use your best efforts in the solicitation and sale of said Units and to coordinate and supervise the efforts of the Selling Agents and you shall require any Selling Agent to agree to use its best efforts in the solicitation and sale of said Units, including insuring that the prospective purchasers meet the suitability requirements set forth in the Prospectus and the Subscription Agreement and properly execute the Subscription Agreement, which has been provided as Exhibit (I-B) to the Partnership Agreement, Exhibit (A) of the Prospectus, together with any additional forms provided in any supplement or amendment to the Prospectus, or otherwise provided to you by the Managing General Partner to be completed by prospective purchasers.

                 Executed Subscription Agreements shall be delivered or mailed immediately to the Managing General Partner and must be received by the Managing General Partner at or prior to the Offering Termination Date.

                 The Managing General Partner shall have the right to reject any subscription at any time for any reason without liability to it. Investor funds shall be transmitted as set forth in
                 Section 16.

        (l) Although not anticipated, in the event you assist in any transfers of the Units, you shall comply, and you shall require any Selling Agent to comply, with the requirements of Rule 2810(b)(2)(B) and (b)(3)(D) of the NASD Conduct Rules.

7. STATE SECURITIES REGISTRATION. Incident to the offer and sale of the Units, the Managing General Partner will either use its best efforts in taking all necessary action and filing all necessary forms and documents deemed reasonable by it in order to qualify or register Units for sale under the securities laws of the states requested by you pursuant to Section 6(i) hereof or use its best efforts in taking any necessary action and filing any necessary forms deemed reasonable by it which are required to obtain an exemption from qualification or registration in such states. Notwithstanding, the Managing General Partner may elect not to qualify or register Units in any state in which it deems such qualification or registration is not warranted for any reason in its sole discretion. The Managing General Partner and its counsel will inform you as to the jurisdictions in which the Partnership Units have been qualified for sale or are exempt under the respective securities or blue sky laws of such jurisdictions; but the Managing General Partner has not assumed and will not assume any obligation or responsibility as to your right or any Selling Agent's right to act as a broker-dealer with respect to the Units in any such jurisdiction.

        The Managing General Partner will provide to you and the Selling Agents for delivery to all offerees and purchasers and their representatives, any additional information, documents and instruments which the Managing General Partner deems necessary to comply with the rules, regulations and judicial and administrative interpretations in those states and jurisdictions for the offer and sale of the Units in such states. The Managing General Partner will file all post-offering forms, documents or materials and take all other actions required by the states in which the offer and sale of Units have been qualified or are exempt or in which the Units have been registered. However, the Managing General Partner shall not

                                       6

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        be required to take any actions, make any filings or prepare any documents necessary or required in connection with your status or any Selling Agent's status as a broker-dealer under the laws of such states.

        The Managing General Partner shall promptly provide you with copies of all applications, filings, correspondence, orders or other documents or instruments relating to any application for qualification, registration or other approval under applicable state or Federal securities laws for the offering.

8. EXPENSE OF SALE. The expenses in connection with the offer and sale of the Units shall be payable as set forth below.

        (a) The Managing General Partner shall pay all expenses incident to the performance of its obligations hereunder, including the fees and expenses of the Managing General Partner's attorneys and accountants and all fees and expenses of registering or qualifying the Units for offer and sale in the states as set forth in Section 7 hereof, or obtaining exemptions therefrom, even if this offering is not successfully completed.

        (b) You shall pay all expenses incident to the performance of your obligations hereunder, including the formation and management of the selling group and the fees and expenses of your own counsel and accountants, even if this offering is not successfully completed.

9. CONDITIONS OF YOUR DUTIES. Your obligations provided herein shall be subject to the accuracy, as of the date hereof and at the applicable closing date (as if made at the applicable closing date), of the representations and warranties of the Managing General Partner herein and to the performance by the Managing General Partner of its obligations hereunder.

10. CONDITION OF THE MANAGING GENERAL PARTNER'S DUTIES. The Managing General Partner's obligations provided herein, including the duty to pay compensation as set forth in Section 4 hereof, shall be subject to the accuracy, as of the date hereof and at the applicable closing date (as if made at the applicable closing date) of your representations and warranties made herein, and to the performance by you of your obligations hereunder, and to the additional condition that the Managing General Partner shall have received, at or prior to the applicable closing date, the following documents:

        (a) a fully executed Subscription Agreement for each prospective purchaser;

        (b) certification to the Managing General Partner that you and each Selling Agent are registered as required by Section 6(d) and that such registrations were, during the term of the offering and through the applicable closing date, in full force and effect; and

        (c) a certificate from you, dated at the applicable closing date, to the effect that your representations and warranties made herein are true and correct as if made at the applicable closing date and that you have fulfilled all your obligations hereunder.

11.     INDEMNIFICATION.

        (a) You and the Selling Agents shall indemnify and hold harmless the Managing General Partner, the Partnership and its attorneys, against any losses, claims, damages or liabilities, joint or several, to which such parties may become subject, under the Act, the Act of 1934 or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon your agreements with the Selling Agents or your breach of any of your duties and obligations, representations, or warranties under the terms or provisions of this Agreement and you and the Selling Agents shall reimburse such parties for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action.

        (b) The Managing General Partner shall indemnify and hold you and the Selling Agents harmless against any losses, claims, damages or liabilities, joint or several, to which you and the Selling

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                 Agents may become subject, under the Act, the Act of 1934 or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the Managing General Partner's breach of any of its duties and obligations, representations, or warranties under the terms or provisions of this Agreement and the Managing General Partner shall reimburse you and the Selling Agents for any legal or other expenses reasonably incurred in connection with investigating or defending such loss, claim, damage, liability or action.

        (c) The foregoing indemnity agreements shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls each indemnified party within the meaning of the Act.

        (d) Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party. If any such action shall be brought against such indemnified party, it shall notify the indemnifying party of the commencement thereof, and the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified and indemnifying parties. After the indemnified party shall have received notice from the agreed upon counsel that the defense under this paragraph has been so assumed, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than with respect to the agreed upon counsel who assumed the defense thereof.

12. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements of the Managing General Partner and you herein or in certificates delivered pursuant hereto, and the indemnity agreements contained in Section 11 hereof, shall survive the delivery, execution and closing hereof, and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you or any person who controls you within the meaning of the Act, or by the Managing General Partner, or any of its officers, directors or any person who controls the Managing General Partner within the meaning of the Act, or any other indemnified party, and shall survive delivery of the Units hereunder.

13. TERMINATION. You shall have the right to terminate this agreement other than the indemnification provisions of Section 11 by giving notice as hereinafter specified any time at or prior to a closing date:

        (a) if the Managing General Partner shall have failed, refused, or been unable at or prior to the closing date, to perform any of its obligations hereunder; or

        (b) there has occurred an event materially and adversely affecting the value of the Units.

        If you elect to terminate this Agreement other than the indemnification provisions of Section 11, then the Managing General Partner shall be promptly notified by you by telephone, telecopier or telegram, confirmed by letter.

        The Managing General Partner may terminate this Agreement other than the indemnification provisions of Section 11 for any reason by promptly giving notice to you by telephone, telecopier or telegram, confirmed by letter as hereinafter specified at or prior to a closing date.

14. NOTICES. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing, and if sent to you shall be mailed, delivered or telegraphed and confirmed to you at 393 Vanadium Road, Pittsburgh, Pennsylvania 15243 or if sent to the Managing General Partner or on behalf of the Partnership, at 311 Rouser Road, Moon Township, Pennsylvania 15108.

15. FORMAT OF CHECKS/ESCROW AGENT. Pending receipt of the minimum Partnership Subscription, the Managing General Partner and you and the Selling Agents agree that all subscribers shall be instructed to make their checks, drafts, or money orders payable solely to "Atlas America Public #9, Ltd., Escrow Agent, National City Bank of PA" as agent for the Partnership.

        If you receive a check, draft, or money order not conforming to the foregoing instructions you shall return such check, draft, or money order to the Selling Agent not later than the end of the next business day following its receipt by you. The Selling Agent shall then return such check, draft, or money order directly to the subscriber not later than the end of the next business day following its receipt from you. Checks, drafts, or money orders received by you or a Selling Agent which conform to the foregoing instructions shall be transmitted by you pursuant to Section 16 "Transmittal Procedures," below.

        You represent that you have executed the Escrow Agreement and agree that you are bound by the terms of the Escrow Agreement executed by you, the Partnership and the Managing General Partner, a copy of which is attached hereto as Exhibit "A."

16. TRANSMITTAL PROCEDURES. You and each Selling Agent shall transmit received investor funds in accordance with the following procedures. For purposes of the following, the term Selling Agent shall also include you as Dealer-Manager where you receive subscriptions from investors.

        (a) Pending receipt of the minimum subscription of $1,000,000, the Selling Agents shall promptly, upon receipt of any and all checks, drafts, and money orders received from prospective purchasers of Units, transmit same together with the original executed Subscription Agreement to you, as Dealer-Manager by the end of the next business day following receipt of the check, draft, or money order by the Selling Agent. By the end of the next business day following receipt of the check, draft, or money order and Subscription Agreement by you as Dealer-Manager, you as Dealer-Manager shall transmit the check, draft or money order and a copy of the executed Subscription Agreement to the Escrow Agent, and the original Subscription Agreement and a copy of the check, draft or money order to the Managing General Partner.

        (b) Upon receipt by you as Dealer-Manager of notice from the Managing General Partner that the minimum Partnership Subscription has been received, the Managing General Partner, you and the Selling Agent agree that all subscribers thereafter may be instructed, in the Managing General Partner's sole discretion, to make their checks, drafts, or money orders payable solely to "Atlas America Public #9, Ltd.". Thereafter, Selling Agents shall promptly, upon receipt of any and all checks, drafts, and money orders received from prospective purchasers of Units, transmit same together with the original Subscription Agreement to you as Dealer-Manager by the end of the next business day following receipt of the check, draft, or money order by the Selling Agent. By the end of the next business day following receipt of the check, draft, or money order and Subscription Agreement by you as Dealer-Manager, you as Dealer-Manager shall transmit the check, draft or money order and the original Subscription Agreement to the Managing General Partner.

17. PARTIES. This Agreement shall inure to the benefit of and be binding upon you, the Managing General Partner, and any respective successors and assigns. This Agreement shall also inure to the benefit of the indemnified parties, their successors and assigns. This Agreement is intended to be and is for the sole and exclusive benefit of the parties hereto, including the Partnership, and their respective successors and assigns, and the indemnified parties and their successors and assigns, and for the benefit of no other person, and no other person shall have any legal or equitable right, remedy or claim under or in respect of this Agreement. No purchaser of any of the Units from you shall be construed a successor or assign merely by reason of such purchase.

18. RELATIONSHIP. This Agreement shall not constitute you a partner of the Managing General Partner or the Partnership or any general partner thereof, nor render the Managing General Partner or the Partnership liable for any of your obligations except as otherwise provided herein.

19. EFFECTIVE DATE. This Agreement is made effective between the parties as of the date accepted by you as indicated by your signature hereto.

20. ENTIRE AGREEMENT, WAIVER. This Agreement constitutes the entire agreement between the parties hereto and shall not be amended or modified in any way except by subsequent agreement executed in writing, and no party shall be liable or bound to the other by any agreement, except as specifically set forth herein. Any party hereto may waive, but only in writing, any term, condition, or requirement under this Agreement which is intended for its own benefit, and written waiver of any term or condition of this Agreement shall not operate as a waiver of any other breach of such term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or any other provision hereof.

         If the foregoing correctly sets forth our understanding please so indicate in the space provided below for the purpose whereupon this letter shall constitute a binding agreement between us.

                                        Very truly yours,

                                        ATLAS RESOURCES, INC.,
                                        a Pennsylvania corporation

                          , 2000        By:
--------------------------                 ------------------------------------
Date                                         James R. O'Mara, President and
                                             Chief Executive Officer

ATTEST:

--------------------------------
(SEAL)                Secretary

                                        PARTNERSHIP

                                        ATLAS AMERICA PUBLIC #9 LTD.

                                        By:      Atlas Resources, Inc.,
                                                 Managing General Partner

                          , 2000        By:
--------------------------                 ------------------------------------
Date                                         James R. O'Mara, President and
                                             Chief Executive Officer

ATTEST:

--------------------------------
(SEAL)                Secretary

                                        DEALER-MANAGER

                                        BRYAN FUNDING, INC.,
                                        a Pennsylvania corporation

                          , 2000        By:
--------------------------                 ------------------------------------
Date                                         Richard G. Bryan, Jr., President


ATTEST:

--------------------------------
(SEAL)                Secretary

                                   EXHIBIT "A"

                          ATLAS AMERICA PUBLIC #9 LTD.

                                ESCROW AGREEMENT


       THIS AGREEMENT, made to be effective as of the 18th day of August, 2000, by and between Atlas Resources, Inc., a Pennsylvania corporation (the "Managing General Partner"), Anthem Securities, Inc., a Pennsylvania corporation ("Anthem"), Bryan Funding, Inc., a Pennsylvania corporation ("Bryan Funding"), collectively Anthem and Bryan Funding are referred to as the "Dealer-Manager", Atlas America Public #9 Ltd., a Pennsylvania limited partnership (the "Partnership") and National City Bank of Pennsylvania, Pittsburgh, Pennsylvania, as escrow agent (the "Escrow Agent").

                                   WITNESSETH:

       WHEREAS, the Partnership intends to offer publicly for sale to qualified investors (the "Investors") up to 1,500 limited partnership interests in the Partnership (the "Units"); and

       WHEREAS, each Investor will be required to pay his subscription in full upon subscribing ($10,000 per Unit, however, the Managing General Partner, in its discretion, may accept one-half Unit [$5,000] subscriptions, with larger subscriptions permitted in $1,000 increments), by check, draft or money order except that the broker-dealers and the Managing General Partner, its officers and directors and Affiliates, may purchase Units net of the Dealer-Manager fee, the commissions and reimbursement of marketing expenses and bona fide accountable due diligence expenses set forth below, and registered investment advisors and their clients may purchase Units subject to the Dealer-Manager fee but net of the commissions and reimbursement of marketing expenses and bona fide accountable due diligence expenses set forth below (the "Subscription Proceeds"); and

       WHEREAS, the Managing General Partner and Anthem have executed an agreement ("Anthem Dealer-Manager Agreement") pursuant to which Anthem will solicit subscriptions for Units in all states other than Minnesota and New Hampshire on a "best efforts" "all or none" basis for $1,000,000 and on a "best efforts" basis for the remaining Units on behalf of the Managing General Partner and the Partnership and pursuant to which Anthem has been authorized to select certain members in good standing of the National Association of Securities Dealers, Inc. ("NASD") to participate in the offering of the Units ("Selling Agents"); and

       WHEREAS, the Managing General Partner and Bryan Funding have executed an agreement ("Bryan Funding Dealer-Manager Agreement") pursuant to which Bryan Funding will solicit subscriptions for Units in the states of Minnesota and New Hampshire on a "best efforts" "all or none" basis for $1,000,000 and on a "best efforts" basis for the remaining Units on behalf of the Managing General Partner and the Partnership and pursuant to which Bryan Funding has been authorized to select certain members in good standing of the NASD to participate in the offering of the Units ("Selling Agents"); and

       WHEREAS, the Anthem Dealer-Manager Agreement and the Bryan Funding Dealer-Manager Agreement, collectively referred to as the "Dealer-Manager Agreement", provide for compensation to the Dealer-Manager which includes, but is not limited to:

        (i)      a 2.5% Dealer-Manager fee;

        (ii)     a 7.0% sales commission;

        (iii)    a .5% reimbursement of marketing expenses; and

        (iv) reimbursement of the Selling Agents' bona fide accountable due diligence expenses of .5%

per Unit to participate in the offering of the Units, all or a portion of which compensation will be reallowed to the Selling Agents and wholesalers; and

       WHEREAS, under the terms of the Dealer-Manager Agreement the Subscription Proceeds are required to be held in escrow subject to the receipt and acceptance by the Managing General Partner of the minimum Subscription Proceeds of $1,000,000, excluding any optional subscription by the Managing General Partner, its officers, directors and Affiliates; and

       WHEREAS, no subscriptions to the Partnership will be accepted after receipt of the maximum Subscription Proceeds of $15,000,000 or December 31, 2000, whichever event occurs first (the "Offering Termination Date"); and

       WHEREAS, to facilitate compliance with the terms of the Dealer-Manager Agreement, the Managing General Partner and the Dealer-Manager desire to have the Subscription Proceeds deposited with the Escrow Agent and the Escrow Agent desires to hold the Subscription Proceeds pursuant to the terms and conditions set forth herein;

       NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

1. APPOINTMENT OF ESCROW AGENT. The Managing General Partner, the Partnership and the Dealer-Manager hereby appoint Escrow Agent as the escrow agent to receive and to hold the Subscription Proceeds deposited with Escrow Agent by the Dealer-Manager and the Selling Agents pursuant hereto and Escrow Agent hereby agrees to serve in such capacity during the term and based upon the provisions hereof.

2. DEPOSIT OF SUBSCRIPTION PROCEEDS. Pending receipt of the minimum Subscription Proceeds of $1,000,000, the Dealer-Manager shall deposit the Subscription Proceeds of each Investor with the Escrow Agent and shall deliver to the Escrow Agent a copy of the Subscription Agreement of such Investor. Payment for each subscription for Units shall be in the form of a check made payable to "Atlas America Public #9 Ltd., Escrow Agent, National City Bank of PA". The Escrow Agent shall deliver a receipt to either:

        (a) Anthem and the Managing General Partner for each deposit of Subscription Proceeds made pursuant hereto by Anthem; or

        (b) Bryan Funding and the Managing General Partner for each deposit of subscription proceeds made pursuant hereto by Bryan Funding.

3. INVESTMENT OF SUBSCRIPTION PROCEEDS. The Subscription Proceeds shall be deposited in an interest bearing account maintained by the Escrow Agent entitled "Armada Government Fund." Subscription Proceeds may be temporarily invested by the Escrow Agent only in income producing short-term, highly liquid investments secured by the United States government where there is appropriate safety of principal, such as U.S. Treasury Bills. The interest earned shall be added to the Subscription Proceeds and disbursed in accordance with the provisions of paragraph 4 or 5, as the case may be.

4.      DISTRIBUTION OF SUBSCRIPTION PROCEEDS. If the Escrow Agent:

        (a) receives written notice from an authorized officer of the Managing General Partner that at least the minimum aggregate subscriptions of $1,000,000 have been received and accepted by the Managing General Partner; and

        (b) determines that Subscription Proceeds for at least $1,000,000 as determined by the Managing General Partner have cleared the banking system and are good;

        then the Escrow Agent shall promptly release and distribute to the Managing General Partner such escrowed Subscription Proceeds which have cleared the banking system and are good plus any interest paid and investment income earned on such Subscription Proceeds while held by the Escrow Agent in an escrow account.

        Any remaining Subscription Proceeds, plus any interest paid and investment income earned on such Subscription Proceeds while held by the Escrow Agent in an escrow account shall be promptly released and distributed to the Managing General Partner by the Escrow Agent as such Subscription Proceeds clear the banking system and become good.

5. SEPARATE PARTNERSHIP ACCOUNT. During the continuation of the offering after the Partnership is funded with cleared Subscription Proceeds of at least $1,000,000 and the Escrow Agent receives the notice described in Paragraph 4 of this Agreement, and prior to the Offering Termination Date, any additional Subscription Proceeds may be deposited by the Dealer-Manager directly in a separate Partnership account which shall not be subject to the terms of this Agreement.

6.      DISTRIBUTIONS TO SUBSCRIBERS.

        (a) In the event that the Partnership will not be funded as contemplated because less than the minimum aggregate subscriptions of $1,000,000 have been received and accepted by the Managing General Partner by twelve p.m. (noon), local time, on December 31, 2000, or for any other reason, the Managing General Partner shall so notify the Escrow Agent, whereupon the Escrow Agent promptly shall distribute to each Investor a refund check made payable to such Investor in an amount equal to the Subscription Proceeds of such Investor, plus any interest paid or investment income earned thereon while held by the Escrow Agent in an escrow account as calculated by the Managing General Partner.

        (b) In the event that a subscription for Units submitted by an Investor is rejected by the Managing General Partner for any reason after the Subscription Proceeds relating to such subscription have been deposited with the Escrow Agent, then the Managing General Partner promptly shall notify the Escrow Agent of such rejection, and the Escrow Agent shall promptly distribute to such Investor a refund check made payable to such Investor in an amount equal to the Subscription Proceeds of such Investor, plus any interest paid or investment income earned thereon while held by the Escrow Agent in an escrow account as calculated by the Managing General Partner.

7. COMPENSATION AND EXPENSES OF ESCROW AGENT. The Managing General Partner shall be solely responsible for and shall pay the compensation of the Escrow Agent for its services hereunder, as provided in Appendix 1 to this Agreement and made a part hereof, and the charges, expenses (including any reasonable attorneys' fees), and other out-of-pocket expenses incurred by the Escrow Agent in connection with the administration of the provisions of this Agreement. The Escrow Agent shall have no lien on the Subscription Proceeds deposited in an escrow account unless and until the Partnership is funded with cleared Subscription Proceeds of at least $1,000,000 and the Escrow Agent receives the notice described in Paragraph 4 of this Agreement, at which time the Escrow Agent shall have, and is hereby granted, a prior lien upon any property, cash, or assets held hereunder, with respect to its unpaid compensation and nonreimbursed expenses, superior to the interests of any other persons or entities.

8. DUTIES OF ESCROW AGENT. The Escrow Agent shall not be obligated to accept any notice, make any delivery, or take any other action under this Escrow Agreement unless the notice or request or demand for delivery or other action is in writing and given or made by the party given the right or charged with the obligation under this Escrow Agreement to give the notice or to make the request or demand. In no event shall the Escrow Agent be obligated to accept any notice, request, or demand from anyone other than the Managing General Partner or the Dealer-Manager.

9. LIABILITY OF ESCROW AGENT. The Escrow Agent shall not be liable for any damages, or have any obligations other than the duties prescribed herein in carrying out or executing the purposes and intent of this Escrow Agreement; provided, however, that nothing herein contained shall relieve the Escrow Agent from liability arising out of its own willful misconduct or gross negligence. Escrow Agent's duties and obligations under this Agreement shall be entirely administrative and not discretionary. Escrow Agent shall not be liable to any party hereto or to any third party as a result of any action or omission taken or made by Escrow Agent in good faith. The parties to this Agreement will indemnify Escrow Agent, hold Escrow Agent harmless, and reimburse Escrow Agent from, against and for, any and all liabilities, costs, fees and expenses (including reasonable attorney's fees) Escrow Agent may suffer or incur by reason of its execution and performance of this Agreement. In the event any legal questions arise concerning Escrow Agent's duties and obligations hereunder, Escrow Agent may consult with its counsel and rely without liability upon written opinions given to it by such counsel.

        The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, authorization, or other paper or document which the Escrow Agent, in good faith, believes to be genuine and what it purports to be.

        In the event that there shall be any disagreement between any of the parties to this Agreement, or between them or any of them and any other person, resulting in adverse claims or demands being made in connection with this Agreement, or in the event that Escrow Agent, in good faith, shall be in doubt as to what action it should take hereunder, Escrow Agent may, at its option, refuse to comply with any claims or demands on it or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists. In any such event, Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act and Escrow Agent shall be entitled to continue to so refrain from acting until the dispute is resolved by the parties involved.

        National City Bank of Pennsylvania is acting solely as Escrow Agent and is not a party to, nor has it reviewed or approved any agreement or matter of background related to this Agreement, other than this Agreement itself, and has assumed, without investigation, the authority of the individuals executing this Agreement to be so authorized on behalf of the party or parties involved.

10. RESIGNATION OR REMOVAL OF ESCROW AGENT. The Escrow Agent may resign as such following the giving of thirty days' prior written notice to the other parties hereto. Similarly, the Escrow Agent may be removed and replaced following the giving of thirty days' prior written notice to the Escrow Agent by the other parties hereto.

        In either event, the duties of the Escrow Agent shall terminate thirty days after the date of such notice (or as of such earlier date as may be mutually agreeable); and the Escrow Agent shall then deliver the balance of the Subscription Proceeds (and any interest paid or investment income earned thereon while held by the Escrow Agent in an escrow account) in its possession to a successor escrow agent as shall be appointed by the other parties hereto as evidenced by a written notice filed with the Escrow Agent. If the other parties hereto are unable to agree upon a successor or shall have failed to appoint a successor prior to the expiration of thirty days following the date of the notice of resignation or removal, the then acting Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or other appropriate relief; and any such resulting appointment shall be binding upon all of the parties hereto.

        Upon acknowledgment by any successor escrow agent of the receipt of the then remaining balance of the Subscription Proceeds (and any interest paid or investment income earned thereon while held by the Escrow Agent in an escrow account), the then acting Escrow Agent shall be fully released and relieved of all duties, responsibilities, and obligations under this Agreement.

11. TERMINATION. This Agreement shall terminate and the Escrow Agent shall have no further obligation with respect hereto upon the occurrence of the distribution of all Subscription Proceeds (and any interest paid or investment income earned thereon while held by the Escrow Agent in an escrow account) as contemplated hereby or upon the written consent of all the parties hereto.

12. NOTICE. Any notices or instructions, or both, to be given hereunder shall be validly given if set forth in writing and mailed by certified mail, return receipt requested, as follows:

        IF TO THE ESCROW AGENT:

                 National City Bank of Pennsylvania
                 Corporate Trust Department
                 National City Center LOC 25-166
                 Pittsburgh, Pennsylvania 15222-4802

                 Attention:    Mr. John C. Hoffman, Asst. Vice President

                 Phone: (412) 644-8401
                 Facsimile: (412) 644-7971

        IF TO THE MANAGING GENERAL PARTNER:

                 Atlas Resources, Inc.
                 311 Rouser Road
                 P.O. Box 611
                 Moon Township, Pennsylvania 15108

                 Attention:    Tony C. Banks

                 Phone: (412) 262-2830
                 Facsimile: (412) 262-2820

        IF TO ANTHEM:

                 Anthem Securities, Inc.
                 311 Rouser Road
                 P.O. Box 926
                 Coraopolis, Pennsylvania 15108

                 Attention:  John S. Coffey

                 Phone: (412) 262-1680
                 Facsimile: (412) 262-7430

        IF TO BRYAN FUNDING:

                 Bryan Funding, Inc.
                 393 Vanadium Road
                 Pittsburgh, Pennsylvania 15243

                 Attention:  Richard G. Bryan, Jr.

                 Phone: (412) 276-9393
                 Facsimile: (412) 276-9396

Any party may designate any other address to which notices and instructions shall be sent by notice duly given in accordance herewith.

13.     MISCELLANEOUS.

        (a) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

        (b) This Agreement is binding upon and shall inure to the benefit of the undersigned and their respective heirs, successors and assigns.

        (c) This Agreement may be executed in multiple copies, each executed copy to serve as an original.


      IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the day and year first above written.


                                         NATIONAL CITY BANK OF PENNSYLVANIA
                                         As Escrow Agent

ATTEST:

By: /s/ Susan W. Kulich                  By: /s/ John C. Hoffman
   ----------------------------------       ---------------------------------
   (Authorized Officer)                     (Authorized Officer)




                                         ATLAS RESOURCES, INC.,
                                         a Pennsylvania corporation

ATTEST:

By: /s/ Barbara J. Kranicki              By: /s/ Tony C. Banks
   ----------------------------------    ---------------------------------------
   Secretary                                Tony C. Banks, Senior Vice President
                                            and Chief Financial Officer




                                           ANTHEM SECURITIES, INC.,
                                           a Pennsylvania corporation

ATTEST:

By: /s/ Barbara J. Kranicki              By: /s/ John S. Coffey
   ----------------------------------       ---------------------------------
   Secretary                                John S. Coffey, Director

                                         BRYAN FUNDING, INC.
                                         a Pennsylvania corporation

ATTEST:

By: /s/ Cynthia L. Bryan                 By: /s/ Richard G. Bryan, Jr.
   ----------------------------------       ---------------------------------
   Secretary                                Richard G. Bryan, Jr., President




                                         ATLAS AMERICA PUBLIC #9 LTD.

                                         By: ATLAS RESOURCES, INC.
                                             Managing General Partner

ATTEST:

By:                                      By: /s/ Tony C. Banks
   ----------------------------------       ------------------------------------
   Secretary                                Tony C. Banks, Senior Vice President
                                            and Chief Financial Officer

                         APPENDIX I TO ESCROW AGREEMENT

                    COMPENSATION FOR SERVICES OF ESCROW AGENT



Escrow Agent annual fee per year or any part thereof                  $3,000.00


                                   EXHIBIT "B"

                             SELLING AGENT AGREEMENT
                            WITH BRYAN FUNDING, INC.



TO:
   -------------------------------------------

       RE:     ATLAS AMERICA PUBLIC #9 LTD.


Gentlemen:

       Atlas Resources, Inc. ("Atlas"), is the Managing General Partner in a Pennsylvania limited partnership named Atlas America Public #9 Ltd. (the "Partnership"). The Units of Participation (the "Units") and the offering are described in the enclosed Prospectus dated __________, 2000 (the "Prospectus"). Prospectuses relating to the Units have been furnished to you with this Agreement.

       Our firm, Bryan Funding, Inc. (the "Dealer-Manager"), has entered into a Dealer-Manager Agreement for sales in the states of Minnesota and New Hampshire, a copy of which has been furnished to you and is incorporated herein by reference, with the Managing General Partner and the Partnership under which the Dealer-Manager has agreed to form a group of National Association of Securities Dealers, Inc. (the "NASD") member firms (the "Selling Agents"), who will obtain subscriptions to the Partnership in the states of Minnesota and New Hampshire on a "best efforts" basis pursuant to the Securities Act of 1933, as amended (the "Act"), and the provisions of the Prospectus.

       You are invited to become one of the Selling Agents, on a non-exclusive basis. By your acceptance below you will have agreed to act in that capacity and to use your best efforts, in accordance with the following terms and conditions, to solicit such subscriptions in the states of Minnesota and New Hampshire. This Agreement, however, shall not be construed to prohibit your participation as a selling agent in other states in addition to Minnesota and New Hampshire pursuant to a duly executed selling agent agreement entered into by you and any other authorized "Dealer-Manager" for the Partnership.

1. REPRESENTATIONS AND WARRANTIES OF SELLING AGENT. You, as a Selling Agent, represent and warrant to the Dealer-Manager that:

        (a) You are a corporation duly organized, validly existing and in good standing under the laws of the state of your formation or of any jurisdiction to the laws of which you are subject, with all requisite power and authority to enter into this Agreement and to carry out your obligations hereunder.

        (b) This Agreement when accepted and approved will be duly authorized, executed and delivered by you and will be a valid and binding agreement on your part in accordance with its terms.

        (c) The consummation of the transactions contemplated by this Agreement and the Prospectus will not result in any breach of any of the terms or conditions of, or constitute a default under your Articles of Incorporation, Bylaws, any indenture, agreement or other instrument to which you are a party, or violate any order applicable to you of any court or any federal or state regulatory body or administrative agency having jurisdiction over you or over your affiliates.

        (d) You are duly registered pursuant to the provisions of the Securities Exchange Act of 1934 (the "Act of 1934") as a dealer and you are a member in good standing of the NASD. You are duly registered as a broker-dealer in the states in which you are required to be registered in order to carry out your obligations as contemplated by this Agreement and the Prospectus. You agree to maintain all the foregoing registrations in good standing throughout the term of the offer and sale of the Units and you agree to comply with all statutes and other requirements applicable to you as a broker-dealer pursuant to those registrations.

        (e) Pursuant to your appointment as a Selling Agent, you shall comply with all the provisions of the Act, insofar as the Act applies to your activities hereunder. Further, you shall not engage in any activity which would cause the offer and/or sale of Units not to comply with the Act, the Act of 1934 and the applicable rules and regulations of the Securities and Exchange Commission (the "Commission"), the applicable state securities laws and regulations, this Agreement and the NASD Conduct Rules including Rules 2730, 2740, 2420, 2750, and Rules 2810(b)(2) and (b)(3), which provide as follows:

                 Sec. (b)(2)
                 SUITABILITY

                          (A) A member or person associated with a member shall not underwrite or participate in a public offering of a direct participation program unless standards of suitability have been established by the program for participants therein and such standards are fully disclosed in the prospectus and are consistent with the provisions of subparagraph (B) of this section.

                          (B) In recommending to a participant the purchase, sale or exchange of an interest in a direct participation program, a member or person associated with a member shall:

                                   (i)     have reasonable grounds to believe,
                                           on the basis of information obtained
                                           from the participant concerning his
                                           investment objectives, other
                                           investments, financial situation and
                                           needs, and any other information
                                           known by the member or associated
                                           person, that:

                                           (a)      the participant is or will
                                                    be in a financial position
                                                    appropriate to enable him
                                                    to realize to a significant
                                                    extent the benefits
                                                    described in the
                                                    prospectus, including the
                                                    tax benefits where they are
                                                    a significant aspect of the
                                                    program;

                                           (b)      the participant has a fair
                                                    market net worth sufficient
                                                    to sustain the risks
                                                    inherent in the program,
                                                    including loss of
                                                    investment and lack of
                                                    liquidity; and

                                           (c)      the program is otherwise
                                                    suitable for the
                                                    participant; and

                                   (ii)    maintain in the files of the member
                                           documents disclosing the basis upon
                                           which the determination of
                                           suitability was reached as to each
                                           participant.

                          (C)      Notwithstanding the provisions of
                                   subparagraphs (A) and (B) hereof, no member shall execute any transaction in a direct participation program in a discretionary account without prior written approval of the transaction by the customer.

                 Sec. (b)(3)
                 DISCLOSURE

                          (A) Prior to participating in a public offering of a direct participation program, a member or person associated with a member shall have reasonable grounds to believe, based on information made available to him by the sponsor through a prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating the program.

                          (B) In determining the adequacy of disclosed facts pursuant to subparagraph (A) hereof, a member or person associated with a member shall obtain information on material facts relating at a minimum to the following, if relevant in view of the nature of the program:

                                   (i)      items of compensation;

                                   (ii)     physical properties;

                                   (iii)    tax aspects;

                                   (iv)     financial stability and experience
                                            of the sponsor;

                                   (v)      the program's conflicts and risk
                                            factors; and

                                   (vi)     appraisals and other pertinent
                                            reports.

                          (C) For purposes of subparagraphs (A) and (B) hereof, a member or person associated with a member may rely upon the results of an inquiry conducted by another member or members, provided that:

                                   (i)     the member or person associated with
                                           a member has reasonable grounds to
                                           believe that such inquiry was
                                           conducted with due care;

                                   (ii)    the results of the inquiry were
                                           provided to the member or person
                                           associated with a member with the
                                           consent of the member or members
                                           conducting or directing the inquiry;
                                           and

                                   (iii)   no member that participated in the
                                           inquiry is a sponsor of the program
                                           or an affiliate of such sponsor.

                          (D) Prior to executing a purchase transaction in a direct participation program, a member or person associated with a member shall inform the prospective participant of all pertinent facts relating to the liquidity and marketability of the program during the term of investment.

        (f) You have received copies of the Prospectus relating to the Units and you have relied only on the statements contained in the Prospectus and not on any other statements whatsoever, either written or oral, with respect to the details of the offering of Units.

        (g) You agree that you shall not place any advertisement or other solicitation with respect to the Units (including without limitation any material for use in any newspaper, magazine, radio or television commercial, telephone recording, motion picture, or other public media) without the prior written approval of the Managing General Partner, and without the prior written approval of the form and content thereof by the Commission, the NASD and the securities authorities of the states where such advertisement or solicitation is to be circulated. Any such advertisements or solicitations shall be at your expense.

        (h) If a supplement or amendment to the Prospectus is prepared and delivered to you by the Managing General Partner or the Dealer-Manager, you agree to distribute each such supplement or amendment to the Prospectus to every person who has previously received a copy of the Prospectus from you and you further agree to include such supplement or amendment in all future deliveries of any Prospectus.

        (i) In connection with any offer or sale of the Units, you agree to comply in all respects with statements set forth in the Prospectus and the Partnership Agreement and you agree not to make any statement inconsistent with the statements in the Prospectus or the Partnership Agreement and you further agree that you shall not provide any written information, statements or sales literature other than the Prospectus, the Managing General Partner's corporate profile and a brochure entitled "Atlas America Public #9 Ltd." (the corporate profile and the brochure collectively referred to herein as the "Brochure"), and any supplements or amendments thereto unless approved in writing by the Managing General Partner. Further, you agree not to make any untrue or misleading statements of a material fact in connection with the Units.

        (j) You agree to use your best efforts in the solicitation and sale of said Units, including insuring that the prospective purchasers meet the suitability requirements set forth in the Prospectus and the Subscription Agreement and properly execute the Subscription Agreement, which has been provided as Exhibit (I-B) to the Partnership Agreement, Exhibit (A) to the Prospectus, together with any additional forms provided in any supplement or amendment to the Prospectus, or otherwise provided to you by the Managing General Partner or the Dealer-Manager to be completed by prospective purchasers.

                 The Managing General Partner shall have the right to reject any subscription at any time for any reason without liability to it. Investor funds and executed Subscription Agreements shall be transmitted as set forth in Section 11.

        (k) You shall comply with the requirements of Rules 2810(b)(2)(B) and (b)(3)(D) of the NASD Conduct Rules.

2.      COMMISSIONS.

        (a) Subject to the receipt of the minimum required Partnership Subscription of $1,000,000, the Dealer-Manager is entitled to receive from the Partnership a 7.0% Sales Commission, a .5% reimbursement of marketing expenses and a .5% reimbursement of the Selling Agents' bona fide accountable due diligence expenses based on the aggregate amount of all Unit subscriptions to the Partnership secured by the Dealer-Manager or the selling group formed by the Dealer-Manager and accepted by the Managing General Partner.

                 Subject to the terms and conditions herein set forth, including the Dealer-Manager's receipt from you of the documentation required of you in Section 1 of this Agreement, the Dealer-Manager agrees to pay you a 7.0% cash commission, a .5% reimbursement of marketing expenses and a .5% reimbursement of your bona fide accountable due diligence expenses, of subscriptions sold by you and accepted by the Managing General Partner, within seven business days after the Dealer-Manager has received the commissions and reimbursements on such subscriptions.

                 The Dealer-Manager is entitled to receive its commissions and reimbursements within five business days after at least the minimum Partnership Subscription ($1,000,000) has been received and accepted by the Managing General Partner and the subscription proceeds have been released to the Managing General Partner from the escrow account, and approximately every two weeks thereafter until the Offering Termination Date, which is December 31, 2000, or when the maximum Partnership Subscription of $15,000,000 is received if earlier. The balance will be paid to the Dealer-Manager within 14 business days after the Offering Termination Date.

        (b) Notwithstanding anything herein to the contrary, you agree to waive payment of your commissions and reimbursements as set forth above in (a) until the Dealer-Manager is in receipt of the related amounts owed to it pursuant to the Dealer-Manager Agreement, and the Dealer-Manager's liability for such amounts hereunder is limited solely to the proceeds of the related amounts owed to it pursuant to the Dealer-Manager Agreement.

        (c) The Partnership will not commence operations unless subscriptions for at least $1,000,000 have been secured by December 31, 2000. If this amount is not secured, nothing will be payable to you and all funds advanced by purchasers will be returned to them with interest earned, if any.

        (d) Notwithstanding the foregoing, Registered Investment Advisors and their clients may subscribe to Units without paying the Sales Commissions and reimbursement of marketing expenses and bona fide accountable due diligence expenses, and their Agreed Subscriptions will be subject only to the 2.5% Dealer-Manager fee.

                 Also, the Managing General Partner, its officers and directors and Affiliates, and the Selling Agents may subscribe to Units without paying the Dealer-Manager fee, Sales Commissions and the reimbursement of marketing expenses and the Selling Agents' bona fide accountable due diligence expenses.

3. STATE SECURITIES REGISTRATION. The Managing General Partner may elect not to qualify or register Units in any state in which it deems such qualification or registration is not warranted for any reason in its sole discretion. Upon application to the Dealer-Manager you will be informed as to the jurisdictions in which the Units have been qualified for sale or are exempt under the respective securities or "Blue Sky" laws of such jurisdictions.

        Notwithstanding, the Dealer-Manager, the Partnership and the Managing General Partner have not assumed and will not assume any obligation or responsibility as to your right to act as a broker-dealer with respect to the Units in any such jurisdiction.

4. EXPENSE OF SALE. The expenses in connection with the offer and sale of the Units shall be payable as set forth below.

        (a) The Dealer-Manager shall pay all expenses incident to the performance of its obligations hereunder, including the fees and expenses of its attorneys and accountants, even if this offering is not successfully completed.

        (b) You shall pay all expenses incident to the performance of your obligations hereunder, including the fees and expenses of your own counsel and accountants, even if this offering is not successfully completed.

5. CONDITIONS OF YOUR DUTIES. Your obligations provided herein, as of the date hereof and at the applicable closing date, shall be subject to the performance by the Dealer-Manager of its obligations hereunder and to the performance by the Managing General Partner of its obligations under the Dealer-Manager Agreement.

6. CONDITIONS OF DEALER-MANAGER'S DUTIES. The Dealer-Manager's obligations provided herein, including the duty to pay compensation as set forth in
        Section 2 hereof, shall be subject to the accuracy, as of the date hereof and at the applicable closing date (as if made at the applicable closing date) of your representations and warranties made herein, and to the performance by you of your obligations hereunder, and to the additional condition that the Dealer-Manager shall have received, at or prior to the applicable closing date, the following documents:

        (a) a fully executed Subscription Agreement for each prospective purchaser;

        (b) certification to the Dealer-Manager that you are registered as required by Section 1(d) and that such registrations were, during the term of the offering and through the applicable closing date, in full force and effect; and

        (c) a certificate from you, dated at the applicable closing date, to the effect that your representations and warranties made herein are true and correct as if made at the applicable closing date and that you have fulfilled all your obligations hereunder.

7.      INDEMNIFICATION.

        (a) You shall indemnify and hold harmless the Dealer-Manager, the Managing General Partner, the Partnership and its attorneys, against any losses, claims, damages or liabilities, joint or several, to which such parties may become subject, under the Act, the Act of 1934 or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon your breach of any of your duties and obligations, representations, or warranties under the terms or provisions of this Agreement and you shall reimburse such parties for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action.

        (b) The Dealer-Manager shall indemnify and hold you harmless against any losses, claims, damages or liabilities, joint or several, to which you may become subject, under the Act, the Act of 1934 or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the Dealer-Manager's breach of any of its duties and obligations, representations, or warranties under the terms or provisions of this Agreement and the Dealer-Manager shall reimburse you for any legal or other expenses reasonably incurred in connection with investigating or defending such loss, claim, damage, liability or action.

        (c) The foregoing indemnity agreements shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls each indemnified party within the meaning of the Act.

        (d) Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party. If any such action shall be brought against such indemnified party, it shall notify the indemnifying party of the commencement thereof, and the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified and indemnifying parties. After the indemnified party shall have received notice from the agreed upon counsel that the defense under this paragraph has been so assumed, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than with respect to the agreed upon counsel who assumed the defense thereof.

8. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements of the Dealer-Manager and you herein or in certificates delivered pursuant hereto, and the indemnity agreements contained in Section 7 hereof, shall survive the delivery, execution and closing hereof, and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you or any person who controls you within the meaning of the Act, or by the Dealer-Manager, or any of its officers, directors or any person who controls the Dealer-Manager within the meaning of the Act, or any other indemnified party, and shall survive delivery of the Units hereunder.

9. TERMINATION. You shall have the right to terminate this Agreement, other than the indemnification provisions of Section 7, by giving notice as hereinafter specified any time at or prior to a closing date:

        (a) if the Dealer-Manager shall have failed, refused, or been unable at or prior to the closing date, to perform any of its obligations hereunder; or

        (b) there has occurred an event materially and adversely affecting the value of the Units.

        If you elect to terminate this Agreement, other than the indemnification provisions of Section 7, the Dealer-Manager shall be promptly notified by you by telephone, telecopier, facsimile or telegram, confirmed by letter.

        The Dealer-Manager may terminate this Agreement, other than the indemnification provisions of Section 7, for any reason and at any time by promptly giving notice to you by telephone, telecopier or telegram, confirmed by letter.

10. FORMAT OF CHECKS/ESCROW AGENT. Pending receipt of the minimum Partnership Subscription of $1,000,000 (100 Units), the Dealer-Manager and you agree that all subscribers shall be instructed to make their checks, drafts, or money orders payable solely to "Atlas America Public #9 Ltd., Escrow Agent, National City Bank of PA" as agent for the Partnership.

        If you receive a check, draft, or money order not conforming to the foregoing instructions, then you shall return such check, draft, or money order directly to the subscriber not later than the end of the next business day following its receipt from the subscriber. If the Dealer-Manager receives a check, draft, or money order not conforming to the foregoing instructions, then the Dealer-Manager shall return such check, draft, or money order to you not later than the end of the next business day following its receipt by the Dealer-Manager and you shall then return such check, draft, or money order directly to the subscriber not later than the end of the next business day following its receipt from the Dealer-Manager. Checks, drafts, or money orders received by you which conform to the foregoing instructions shall be transmitted by you pursuant to Section 11 "Transmittal Procedures," below.

        You agree that you are bound by the terms of the Escrow Agreement, a copy of which is attached to the Dealer-Manager Agreement as Exhibit "A".

11. TRANSMITTAL PROCEDURES. You shall transmit received investor funds in accordance with the following procedures.

        (a) Pending receipt of the minimum Partnership Subscription of $1,000,000, you shall promptly, upon receipt of any and all checks, drafts, and money orders received from prospective purchasers of Units, transmit same together with the original executed Subscription Agreement to the Dealer-Manager by the end of the next business day following receipt of the check, draft, or money order by you. By the end of the next business day following receipt of the check, draft, or money order and Subscription Agreement by the Dealer-Manager, the Dealer-Manager shall transmit the check, draft, or money order and a copy of the executed Subscription Agreement to the Escrow Agent, and the original Subscription Agreement and a copy of the check, draft, or money order to the Managing General Partner.

        (b) Upon receipt by you of notice from the Managing General Partner or the Dealer-Manager that the minimum Partnership Subscription has been received, you agree that all subscribers thereafter may be instructed, in the Managing General Partner's sole discretion, to make their checks, drafts, or money orders payable solely to "Atlas America Public #9 Ltd.". Thereafter, you shall promptly, upon receipt of any and all checks, drafts, and money orders received from prospective purchasers of Units, transmit same together with the original Subscription Agreement to the Dealer-Manager by the end of the next business day following receipt of the check, draft, or money order by you. By the end of the next business day following receipt of the check, draft, or money order and subscription documents by the Dealer-Manager, the Dealer-Manager shall transmit the check, draft, or money order and the original Subscription Agreement to the Managing General Partner.

12. PARTIES. This Agreement shall inure to the benefit of and be binding upon you, the Dealer-Manager, and any respective successors and assigns. This Agreement shall also inure to the benefit of the indemnified parties, their successors and assigns. This Agreement is intended to be and is for the sole and exclusive benefit of the parties hereto, and their respective successors and assigns, and the indemnified parties and their successors and assigns, and for the benefit of no other person. No other person shall have any legal or equitable right, remedy or claim under or in respect of this Agreement. No purchaser of any of the Units from you shall be construed a successor or assign merely by reason of such purchase.

13. RELATIONSHIP. You are not authorized to hold yourself out as agent of the Dealer-Manager, the Managing General Partner, the Partnership or of any other Selling Agent, nor shall this Agreement constitute you a partner of the Managing General Partner, the Dealer-Manager, the Partnership or of any other Selling Agent, or render the Managing General Partner, the Dealer-Manager, the Partnership or any general partner thereof, or any other Selling Agent liable for any of your obligations.

14. EFFECTIVE DATE. This Agreement is made effective between the parties as of the date accepted by you as indicated by your signature hereto.

15. ENTIRE AGREEMENT, WAIVER. This Agreement constitutes the entire agreement between the parties hereto and shall not be amended or modified in any way except by subsequent agreement executed in writing, and no party shall be liable or bound to the other by any agreement, except as specifically set forth herein. Any party hereto may waive, but only in writing, any term, condition, or requirement under this Agreement which is intended for its own benefit, and written waiver of any term or condition of this Agreement shall not operate as a waiver of any other breach of such term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or any other provision hereof.

16. NOTICES. Any communications from you shall be in writing addressed to the Dealer-Manager at 393 Vanadium Road, Pittsburgh, Pennsylvania 15243. Any notice from the Dealer-Manager to you shall be deemed to have been duly given if mailed, faxed or telegraphed to you at your address shown below.

17. ACCEPTANCE. Please confirm your agreement to become a Selling Agent under the terms and conditions set forth above by signing and returning the enclosed duplicate copy of this Agreement to us at the address set forth above.


                                        Sincerely,

                          , 2000        BRYAN FUNDING, INC.
--------------------------
ATTEST:
                                        By:
--------------------------------           ------------------------------------
(SEAL)                Secretary              Richard G. Bryan, Jr., President

ACCEPTANCE:

       We accept your invitation to become a Selling Agent under all the terms and conditions stated in the above Agreement and confirm that all the statements set forth in the above Agreement are true and correct. We hereby acknowledge receipt of the Prospectuses and Brochures and a copy of the Dealer-Manager Agreement referred to above.



                          , 2000
--------------------------                 -----------------------------------,
                                           a(n)                 corporation,
                                                ----------------


ATTEST:

                                           By:
--------------------------------              ---------------------------------
(SEAL)                 Secretary                                    , President
                                              ----------------------



                                           ------------------------------------
                                           (Address)

                                           ------------------------------------

                                           ------------------------------------